Exhibit 3.1

CERTIFICATE ACCOMPANYING

THE ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION

OF

GREEN GIANT INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned corporation hereby submits the attached Articles of Amendment to the Articles of Incorporation. The Articles of Amendment supersedes the Articles of Amendment filed in the office of the Secretary of the State of Florida on March 10, 2022 and all amendments thereto:

1. The current name of the Corporation is Green Giant Inc. (the “Corporation”).

2. Article IV of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which this Corporation is authorized to issue is 200,000,000 shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the laws of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

4. The amendment was unanimously approved by the Board of Directors of the Corporation on May 26, 2022 and by the shareholders of the Corporation on June 24, 2022 in accordance with the Florida Business Corporation Act.

5. The Articles of Amendment to the Articles of Incorporation will be effective upon filing.

DATED as of July 6, 2022.

GREEN GIANT INC

By:	/s/ Neng Chen
Name:	Neng Chen
Title:	CEO

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

GREEN GIANT INC.

a Florida corporation

ARTICLE IV

SHARES

This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which this Corporation is authorized to issue is 200,000,000 shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the laws of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

IN WITNESS HEREOF, the undersigned has hereunto set his hand on July 6, 2022.

By:	/s/ Neng Chen
Name:	Neng Chen
Title:	CEO